Exhibit 99.1


                  West Pharmaceutical Services, Inc. Completes
                         Sale of Contract Packaging Unit

Lionville, PA, November 30, 2001 - West Pharmaceutical Services, Inc. (NYSE:WST) today completed the previously announced sale of all of the assets of its contract manufacturing and packaging business, located in Lakewood, NJ, to DPT Lakewood, Inc., an affiliate of DPT Laboratories, Ltd., and DFB Pharmaceuticals, Inc. of San Antonio, Texas. Proceeds from the transaction will be used to pay down debt.

West Pharmaceutical Services supports global pharmaceutical and healthcare markets with products and services that enhance the effectiveness of drug delivery and product dispensing. West Pharmaceutical Services' technologies include drug formulation research and development, clinical research and laboratory services and the design, development and manufacture of components and systems for dispensing and delivering pharmaceutical, healthcare and consumer products. For more information, visit West Pharmaceutical Services at www.westdrugdelivery.com and www.westpharma.com.

Statements concerning forecasted results, financial or otherwise, which are contained in the above material, constitute "forward looking statements" that involve risks and uncertainties. The Company's actual results may differ materially from those expressed in any forward looking statement and are dependent on a number of factors including, but not limited to, sales demand, timing of customers' projects, competitive pressures, the strength or weakness of the U.S. dollar, inflation, the cost of raw materials, successful continuance of cost-improvement programs and statutory tax rates.

For additional information regarding these and other risks and uncertainties associated with the Company's business, reference is made to the Company's reports filed from time to time with the Securities and Exchange Commission.